Exhibit 99.1

Visa Inc. Reports Fiscal First Quarter 2015 Net Income of $1.6 billion or $2.53 per Diluted Share and Announces a Four-for-One Stock Split

Foster City, CA, January 29, 2015 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal first quarter 2015. Net income for the quarter was $1.6 billion, an increase of 11% over the prior year, or $2.53 per share, an increase of 15% over the prior year. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

Net operating revenue in the fiscal first quarter of 2015 was $3.4 billion, an increase of 7% nominally or 9% on a constant dollar basis over the prior year, driven by solid growth in service revenues, data processing revenues and international transaction revenues. The strengthening of the U.S. dollar impacted net operating revenues by approximately 2 percentage points of negative growth during the quarter.

“Visa kicked-off fiscal 2015 delivering another solid quarter of revenue and earnings growth. While the challenges of the macro global environment don’t seem to abate, our results have remained consistent and reflect the strength and underlying resilience of our business model,” said Charlie Scharf, Chief Executive Officer of Visa Inc. “Our focus remains squarely on investing in our long-term strategic initiatives, driving new technologies and ways to pay as we continue to work collaboratively with governments, issuers, acquirers, and merchant partners.”

The Company also announces its board of directors has authorized a four-for-one stock split. Trading will begin on a split-adjusted basis on March 19, 2015.

Fiscal First Quarter 2015 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2014, on which fiscal first quarter service revenue is recognized, was 11% over the prior year at $1.2 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2014, was 11% over the prior year at $1.2 trillion.

Cross-border volume growth, on a constant dollar basis, was 8% for the three months ended December 31, 2014.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended December 31, 2014, were 17.6 billion, a 10% increase over the prior year.

Fiscal first quarter 2015 service revenues were $1.5 billion, an increase of 8% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 9% over the prior year to $1.4 billion. International transaction revenues grew 9%

over the prior year to $970 million. Other revenues, which include the Visa Europe licensing fee, were $204 million, an increase of 14% over the prior year. Client incentives, which are a contra revenue item, were $713 million and represent 17.4% of gross revenues.

Total operating expenses were $1.1 billion for the quarter, a 6% increase over the prior year.

The effective tax rate was 30.6% for the quarter ended December 31, 2014.

Cash, cash equivalents, and available-for-sale investment securities were $7.5 billion at December 31, 2014.

The weighted-average number of diluted shares of class A common stock outstanding was 619 million for the quarter ended December 31, 2014.

Notable Events:

During the three months ended December 31, 2014, the Company repurchased 3.1 million shares of class A common stock, at an average price of $259.52 per share, using $803 million of cash on hand. From January 1, 2015, through January 27, 2015, the Company repurchased 2.5 million shares of class A common stock, at an average price of $256.31 per share, using $650 million of cash on hand. Fiscal year to date through January 27, 2015, the Company repurchased a total of 5.6 million shares of class A common stock, at an average price of $258.08 per share, using $1.5 billion of cash on hand. The Company has $4.2 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

On January 28, 2015, the board of directors declared a quarterly cash dividend of $0.48 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on March 3, 2015, to all holders of record of the Company’s class A, class B and class C common stock as of February 13, 2015.

In addition, on January 28, 2015, the Company held its 2015 Annual Meeting of Stockholders during which holders of the Company’s class A, B and C common stock at the close of business on December 1, 2014, voted on proposals enumerated in the Company’s proxy statement. All Proposals other than Proposal 5(a) and 5(d) passed.

Also, on January 28, 2015, Visa’s board of directors declared a four-for-one split of its class A common stock. On March 18, 2015, each class A common stockholder of record at the close of business on February 13, 2015 (the “Record Date”), will receive a dividend of three additional shares for every share held on the Record Date. Trading will begin on a split-adjusted basis on March 19, 2015. Holders of class B and C common stock will not receive a stock dividend. Instead, the conversion rate for class B common stock will increase to 1.6483 shares of class A common stock per share of class B common stock, and the conversion rate for class C common stock will increase to 4.0 shares of class A common stock per share of class C common stock. Immediately following the split, the class A, B and C stockholders will retain the same relative ownership percentages that they had prior to the stock split. The stock split will increase the Company’s total as-converted shares of class A common stock outstanding as of March 19, 2015, from approximately 614 million shares to approximately 2.5 billion shares based on the share count as of January 27, 2015.

Financial Outlook:

Visa Inc. reaffirms its financial outlook for the following metrics for fiscal full-year 2015:

•	Annual net revenue growth: Constant dollar revenue growth of low double digits, with an expectation of two percentage points of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: 17.5% to 18.5% range;

•	Annual operating margin: Mid 60s;

•	Tax rate: Low 30s;

•	Annual diluted class A common stock earnings per share growth: Mid teens; and

•	Annual free cash flow greater than $6 billion.

Fiscal full-year 2015 annual diluted earnings per share growth assumes an adjusted basis for fiscal full-year 2014.

Fiscal First Quarter 2015 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 56,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This Press Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “estimates,” “expectation,” “will,” “continued” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, tax rate, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement rates and expanding financial institutions’ and merchants’ choices among debit payments networks promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States and in other product categories;

•	increased government support of national payments networks outside the United States; and

•	increased regulation of consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone and in the United States;

•	general economic, political and social conditions in mature and emerging markets globally;

•	general stock market fluctuations, which may impact consumer spending;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates;

•	volatility in market prices for oil and natural gas; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

various other factors, including those contained in our Annual Report on Form 10-K for the year ended September 30, 2014, and our other filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Paul Cohen, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2014	September 30, 2014
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,085	$1,971
Restricted cash—litigation escrow	1,398	1,498
Investment securities:
Trading	78	69
Available-for-sale	2,417	1,910
Settlement receivable	500	786
Accounts receivable	900	822
Customer collateral	1,041	961
Current portion of client incentives	200	210
Deferred tax assets	927	1,028
Prepaid expenses and other current assets	318	307

Total current assets	9,864	9,562
Investment securities, available-for-sale	3,028	3,015
Client incentives	87	81
Property, equipment and technology, net	1,861	1,892
Other assets	896	855
Intangible assets, net	11,395	11,411
Goodwill	11,753	11,753

Total assets	$38,884	$38,569

Liabilities
Accounts payable	$135	$147
Settlement payable	855	1,332
Customer collateral	1,041	961
Accrued compensation and benefits	307	450
Client incentives	1,058	1,036
Accrued liabilities	1,049	624
Accrued litigation	1,353	1,456

Total current liabilities	5,798	6,006
Deferred tax liabilities	4,139	4,145
Other liabilities	1,005	1,005

Total liabilities	10,942	11,156

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 495 shares issued and outstanding at December 31, 2014 and September 30, 2014	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2014 and September 30, 2014	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 20 and 22 shares issued and outstanding at December 31, 2014 and September 30, 2014, respectively	—	—
Additional paid-in capital	18,200	18,299
Accumulated income	9,732	9,131
Accumulated other comprehensive income (loss), net:
Investment securities, available-for-sale	11	31
Defined benefit pension and other postretirement plans	(80)	(84)
Derivative instruments classified as cash flow hedges	80	38
Foreign currency translation adjustments	(1)	(2)

Total accumulated other comprehensive income (loss), net	10	(17)

Total equity	27,942	27,413

Total liabilities and equity	$38,884	$38,569

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,538	$1,419
Data processing revenues	1,383	1,264
International transaction revenues	970	891
Other revenues	204	180
Client incentives	(713)	(599)

Total operating revenues	3,382	3,155

Operating Expenses
Personnel	509	470
Marketing	205	186
Network and processing	114	132
Professional fees	70	75
Depreciation and amortization	120	107
General and administrative	126	108

Total operating expenses	1,144	1,078

Operating income	2,238	2,077
Non-operating income	24	6

Income before income taxes	2,262	2,083
Income tax provision	693	676

Net income	$1,569	$1,407

Basic earnings per share
Class A common stock	$2.54	$2.21

Class B common stock	$1.05	$0.93

Class C common stock	$2.54	$2.21

Basic weighted-average shares outstanding
Class A common stock	494	505

Class B common stock	245	245

Class C common stock	22	27

Diluted earnings per share
Class A common stock	$2.53	$2.20

Class B common stock	$1.04	$0.93

Class C common stock	$2.53	$2.20

Diluted weighted-average shares outstanding
Class A common stock	619	639

Class B common stock	245	245

Class C common stock	22	27

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
	(in millions)
Operating Activities
Net income	$1,569	$1,407
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of client incentives	713	599
Share-based compensation	45	45
Excess tax benefit for share-based compensation	(58)	(54)
Depreciation and amortization of property, equipment, technology and intangible assets	120	107
Deferred income taxes	97	19
Other	(19)	5
Change in operating assets and liabilities:
Settlement receivable	286	(89)
Accounts receivable	(78)	(79)
Client incentives	(687)	(616)
Other assets	(141)	(77)
Accounts payable	10	(80)
Settlement payable	(477)	21
Accrued and other liabilities	484	334
Accrued litigation	(103)	(1)

Net cash provided by operating activities	1,761	1,541

Investing Activities
Purchases of property, equipment, technology and intangible assets	(104)	(120)
Investment securities, available-for-sale:
Purchases	(758)	(754)
Proceeds from sales and maturities	226	600
Purchases of / contributions to other investments	—	(2)

Net cash used in investing activities	(636)	(276)

Financing Activities
Repurchase of class A common stock	(803)	(1,091)
Dividends paid	(297)	(254)
Payments from litigation escrow account—retrospective responsibility plan	100	—
Cash proceeds from exercise of stock options	30	38
Restricted stock and performance-based shares settled in cash for taxes	(100)	(77)
Excess tax benefit for share-based compensation	58	54

Net cash used in financing activities	(1,012)	(1,330)

Effect of exchange rate changes on cash and cash equivalents	1	—

Increase (decrease) in cash and cash equivalents	114	(65)
Cash and cash equivalents at beginning of year	1,971	2,186

Cash and cash equivalents at end of period	$2,085	$2,121

Supplemental Disclosure
Income taxes paid, net of refunds	$57	$96
Accruals related to purchases of property, equipment, technology and intangible assets	$21	$20

VISA INC.

FISCAL 2015 AND 2014 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2015 Quarter Ended	Fiscal 2014 Quarter Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(in millions)
Operating Revenues
Service revenues	$1,538	$1,499	$1,417	$1,462	$1,419
Data processing revenues	1,383	1,348	1,321	1,234	1,264
International transaction revenues	970	938	860	871	891
Other revenues	204	212	195	183	180
Client incentives	(713)	(768)	(638)	(587)	(599)

Total operating revenues	3,382	3,229	3,155	3,163	3,155

Operating Expenses
Personnel	509	496	463	446	470
Marketing	205	241	228	245	186
Network and processing	114	128	127	120	132
Professional fees	70	94	82	77	75
Depreciation and amortization	120	112	109	107	107
General and administrative	126	153	126	120	108
Litigation provision	—	453	—	—	—

Total operating expenses	1,144	1,677	1,135	1,115	1,078

Operating income	2,238	1,552	2,020	2,048	2,077
Non-operating income (expense)	24	(2)	10	13	6

Income before income taxes	2,262	1,550	2,030	2,061	2,083
Income tax provision	693	477	670	463	676

Net income	$1,569	$1,073	$1,360	$1,598	$1,407

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2014, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2014 and 2013, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended December 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$510	3.5%	7.9%	$359	5.7%	10.6%	4,171	$151	-1.5%	1.8%	973
Canada	66	-0.7%	8.0%	61	-0.8%	7.9%	666	5	0.3%	9.1%	11
CEMEA	266	-6.9%	16.8%	65	4.5%	28.2%	1,609	201	-10.1%	13.5%	1,220
LAC	286	-0.4%	13.7%	109	-0.7%	15.2%	2,696	177	-0.2%	12.8%	1,130
US	771	9.3%	9.3%	651	10.1%	10.1%	12,584	121	5.2%	5.2%	914

Visa Inc.	1,900	3.3%	10.5%	1,245	6.9%	11.4%	21,726	655	-2.8%	8.8%	4,249
Visa Credit Programs
US	$341	13.7%	13.7%	$327	13.8%	13.8%	3,954	$13	10.1%	10.1%	16
International	511	1.8%	11.1%	467	3.8%	12.0%	5,759	44	-15.9%	2.5%	189

Visa Inc.	852	6.2%	12.1%	794	7.7%	12.8%	9,713	58	-11.0%	4.1%	205
Visa Debit Programs
US	$431	6.1%	6.1%	$323	6.5%	6.5%	8,630	$108	4.7%	4.7%	898
International	617	-2.1%	11.5%	127	3.0%	15.9%	3,384	490	-3.3%	10.4%	3,146

Visa Inc.	1,048	1.1%	9.2%	450	5.5%	9.0%	12,014	597	-2.0%	9.3%	4,044

	For the 3 Months Ended September 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$506	9.1%	9.1%	$352	12.0%	11.9%	4,001	$154	3.2%	3.2%	960	677	774
Canada	66	2.0%	7.4%	61	1.7%	7.0%	651	5	5.5%	11.0%	12	40	47
CEMEA	280	5.9%	15.0%	68	18.0%	26.5%	1,489	213	2.5%	11.7%	1,173	321	318
LAC	276	6.6%	12.1%	105	7.4%	14.4%	2,496	171	6.1%	10.8%	1,056	417	448
US	756	9.2%	9.2%	632	9.8%	9.8%	12,319	124	6.0%	6.0%	950	589	754

Visa Inc.	1,884	8.0%	10.3%	1,217	10.2%	11.5%	20,955	667	4.2%	8.3%	4,151	2,043	2,341
Visa Credit Programs
US	$327	12.7%	12.7%	$313	12.7%	12.7%	3,733	$14	11.8%	11.8%	17	230	304
International	506	7.7%	10.5%	458	9.0%	11.4%	5,555	49	-3.7%	2.8%	192	484	545

Visa Inc.	833	9.6%	11.3%	771	10.5%	11.9%	9,288	62	-0.6%	4.7%	209	714	850
Visa Debit Programs
US	$429	6.7%	6.7%	$319	7.1%	7.1%	8,586	$110	5.3%	5.3%	933	359	450
International	622	6.9%	11.7%	127	16.7%	20.8%	3,081	495	4.6%	9.5%	3,009	970	1,042

Visa Inc.	1,051	6.8%	9.6%	446	9.7%	10.7%	11,667	605	4.8%	8.7%	3,942	1,330	1,491

Operational Performance Data

	For the 3 Months Ended June 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$488	7.1%	9.6%	$338	11.1%	12.3%	3,821	$151	-1.0%	3.9%	910	658	754
Canada	65	0.6%	7.6%	60	1.1%	8.2%	627	5	-5.2%	1.5%	12	39	46
CEMEA	276	5.0%	13.9%	65	18.1%	26.8%	1,389	212	1.6%	10.5%	1,196	313	310
LAC	266	-1.3%	9.6%	101	0.3%	12.4%	2,408	165	-2.3%	8.0%	1,013	418	446
US	750	9.4%	9.4%	628	10.1%	10.1%	12,223	122	5.8%	5.8%	941	580	743

Visa Inc.	1,845	6.1%	10.1%	1,191	9.4%	11.6%	20,467	654	0.7%	7.3%	4,071	2,007	2,299
Visa Credit Programs
US	$316	12.1%	12.1%	$304	12.3%	12.3%	3,574	$13	8.3%	8.3%	16	223	296
International	489	5.7%	10.1%	440	7.0%	11.0%	5,366	49	-4.3%	2.4%	199	478	536

Visa Inc.	805	8.2%	10.9%	744	9.1%	11.5%	8,940	62	-2.0%	3.5%	215	701	832
Visa Debit Programs
US	$433	7.4%	7.4%	$325	8.0%	8.0%	8,648	$109	5.6%	5.6%	925	356	447
International	607	2.7%	10.9%	123	15.0%	22.8%	2,879	484	0.0%	8.2%	2,932	950	1,020

Visa Inc.	1,040	4.6%	9.4%	448	9.9%	11.7%	11,527	593	1.0%	7.7%	3,856	1,307	1,467

	For the 3 Months Ended March 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$481	7.1%	11.6%	$328	10.9%	14.9%	3,574	$153	-0.3%	5.0%	878	642	738
Canada	57	0.8%	10.3%	52	0.7%	10.1%	552	5	2.3%	11.9%	11	37	44
CEMEA	252	4.1%	14.1%	59	16.4%	28.0%	1,252	194	0.9%	10.5%	1,105	306	307
LAC	250	-4.7%	11.4%	95	-4.0%	13.9%	2,367	155	-5.1%	9.9%	984	411	439
US	690	8.0%	8.0%	575	8.6%	8.6%	11,142	115	5.1%	5.1%	875	568	726

Visa Inc.	1,730	4.9%	10.4%	1,108	8.0%	11.8%	18,888	622	-0.2%	7.9%	3,854	1,963	2,253
Visa Credit Programs
US	$281	10.2%	10.2%	$270	10.6%	10.6%	3,148	$12	1.4%	1.4%	14	215	283
International	463	4.9%	12.3%	417	6.0%	13.3%	5,069	46	-3.9%	4.1%	176	474	533

Visa Inc.	744	6.9%	11.5%	687	7.8%	12.2%	8,217	57	-2.8%	3.6%	191	688	817
Visa Debit Programs
US	$409	6.5%	6.5%	$305	6.8%	6.8%	7,994	$103	5.6%	5.6%	861	353	442
International	577	1.4%	11.9%	115	13.1%	24.8%	2,677	461	-1.1%	9.0%	2,802	922	994

Visa Inc.	985	3.5%	9.6%	421	8.4%	11.2%	10,670	565	0.0%	8.4%	3,663	1,275	1,436

Operational Performance Data

	For the 3 Months Ended December 31, 2013

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$493	7.5%	12.8%	$339	8.3%	14.4%	3,677	$154	5.8%	9.4%	890	622	721
Canada	66	-0.1%	5.5%	62	-0.2%	5.5%	609	5	0.3%	6.0%	11	36	43
CEMEA	286	9.3%	12.7%	62	23.0%	27.0%	1,231	223	6.0%	9.2%	1,176	300	300
LAC	287	1.9%	10.0%	110	5.5%	14.4%	2,506	177	-0.2%	7.5%	1,066	407	437
US	706	7.8%	7.8%	591	8.5%	8.5%	11,591	115	4.3%	4.3%	895	561	719

Visa Inc.	1,838	6.7%	10.0%	1,164	8.3%	11.2%	19,615	674	3.9%	7.8%	4,038	1,926	2,220
Visa Credit Programs
US	$300	9.3%	9.3%	$288	9.6%	9.6%	3,446	$12	2.6%	2.6%	16	212	280
International	502	5.2%	11.1%	450	5.7%	12.1%	5,294	53	0.4%	2.4%	196	472	531

Visa Inc.	802	6.7%	10.4%	737	7.2%	11.1%	8,740	65	0.8%	2.4%	213	684	811
Visa Debit Programs
US	$406	6.7%	6.7%	$303	7.5%	7.5%	8,145	$103	4.5%	4.5%	879	348	439
International	630	6.7%	12.0%	124	18.0%	24.2%	2,730	506	4.2%	9.3%	2,947	893	970

Visa Inc.	1,036	6.7%	9.7%	427	10.3%	11.5%	10,875	609	4.3%	8.4%	3,826	1,241	1,409

Operational Performance Data

	For the 12 Months Ended December 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,986	6.6%	9.5%	$1,376	9.8%	12.4%	15,567	$610	0.1%	3.5%	3,722
Canada	254	0.7%	8.2%	234	0.7%	8.2%	2,495	20	0.6%	8.2%	46
CEMEA	1,075	1.8%	14.9%	256	13.9%	27.3%	5,739	819	-1.5%	11.5%	4,694
LAC	1,078	0.0%	11.7%	410	0.7%	14.0%	9,966	668	-0.4%	10.4%	4,183
US	2,967	9.0%	9.0%	2,485	9.7%	9.7%	48,268	482	5.6%	5.6%	3,680

Visa Inc.	7,359	5.6%	10.3%	4,761	8.6%	11.6%	82,036	2,598	0.4%	8.1%	16,325
Visa Credit Programs
US	$1,265	12.2%	12.2%	$1,213	12.4%	12.4%	14,409	$52	8.0%	8.0%	64
International	1,970	5.0%	11.0%	1,782	6.4%	11.9%	21,749	187	-7.1%	2.9%	756

Visa Inc.	3,234	7.7%	11.5%	2,995	8.8%	12.1%	36,158	239	-4.2%	4.0%	819
Visa Debit Programs
US	$1,702	6.7%	6.7%	$1,272	7.1%	7.1%	33,859	$430	5.3%	5.3%	3,616
International	2,423	2.2%	11.5%	493	11.6%	20.8%	12,019	1,930	0.0%	9.3%	11,889

Visa Inc.	4,125	4.0%	9.4%	1,765	8.3%	10.6%	45,878	2,359	0.9%	8.5%	15,506

	For the 12 Months Ended December 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,862	9.1%	12.9%	$1,253	9.1%	14.0%	13,703	$609	9.0%	10.7%	3,316	622	721
Canada	252	2.5%	5.4%	232	2.8%	5.8%	2,268	20	-1.6%	1.1%	44	36	43
CEMEA	1,056	12.4%	15.3%	225	26.3%	30.5%	4,331	831	9.1%	11.8%	4,513	300	300
LAC	1,078	4.4%	11.1%	407	7.7%	15.7%	9,400	671	2.4%	8.5%	3,965	407	437
US	2,723	7.8%	7.8%	2,267	8.6%	8.6%	44,571	456	3.7%	3.7%	3,576	561	719

Visa Inc.	6,971	8.0%	10.5%	4,383	9.1%	11.4%	74,273	2,587	6.2%	9.0%	15,415	1,926	2,220
Visa Credit Programs
US	$1,127	9.9%	9.9%	$1,079	9.9%	9.9%	12,800	$48	8.7%	8.7%	62	212	280
International	1,876	6.6%	11.3%	1,675	7.2%	12.4%	19,928	201	2.1%	3.2%	772	472	531

Visa Inc.	3,003	7.8%	10.8%	2,754	8.3%	11.4%	32,728	249	3.3%	4.3%	834	684	811
Visa Debit Programs
US	$1,596	6.3%	6.3%	$1,188	7.4%	7.4%	31,771	$408	3.2%	3.2%	3,514	348	439
International	2,371	9.5%	13.5%	442	20.2%	25.2%	9,774	1,930	7.3%	11.1%	11,067	893	970

Visa Inc.	3,967	8.2%	10.4%	1,629	10.6%	11.5%	41,546	2,338	6.5%	9.5%	14,580	1,241	1,409

Operational Performance Data

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Dec 31, 2014	4%	8%
Sep 30, 2014	9%	10%
Jun 30, 2014	6%	7%
Mar 31, 2014	5%	8%
Dec 31, 2013	11%	12%
12 Months Ended
Dec 31, 2014	6%	8%
Dec 31, 2013	10%	11%

Operational Performance Data

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Dec 31, 2014	17,599	10%
Sep 30, 2014	16,991	10%
Jun 30, 2014	16,662	11%
Mar 31, 2014	15,354	11%
Dec 31, 2013	15,985	13%
12 Months Ended
Dec 31, 2014	66,607	10%
Dec 31, 2013	60,298	12%

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Dec 31, 2014	2,192	16%
Sep 30, 2014	1,905	12%
Jun 30, 2014	1,890	15%
Mar 31, 2014	1,859	16%
Dec 31, 2013	1,894	20%
12 Months Ended
Dec 31, 2014	7,847	15%
Dec 31, 2013	6,846	24%

Operational Performance Data

Footnote

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.

On occasion, previously presented information may be updated. Prior period updates, if any, are not material.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.